Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-1 Amendment No. 4 of our report dated February 5, 2010 related to financial statements of Gamers’ Factory Inc. for the years ended December 31, 2009 and 2008 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC Schaumburg, Illinois

February 3, 2011

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847.524.0800

Fax: 847.524.1655